Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

The Board of Directors
PASSUR Aerospace, Inc. and Subsidiary

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-217672, 333-208590, 333-172472 and 333-161791, 333-156657) of PASSUR Aerospace, Inc. and Subsidiary of our report dated January 29, 2019, relating to the consolidated financial statements which appears in this Form 10-K.

/s/ BDO USA, LLP
New York, New York
January 29, 2019